Exhibit 99.2
Richard M. Heimann (State Bar No. 063607)
Joy A. Kruse (State Bar No. 142799)
Nancy Chung (State Bar No. 225584)
LIEFF CABRASER HEIMANN & BERNSTEIN, LLP
275 Battery Street, 29th Floor
San Francisco, CA 94111-3339
Telephone: (415) 956-1000
Facsimile: (415) 956-1008
Email: rheimann@lchb.com
Email: jakruse@lchb.com
Email: nchung@lchb.com
Lead Counsel for Derivative Plaintiff
Additional Counsel Listed on Signature Page
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

IN RE BROADCOM CORP.	Master File No. CV06-3252 R (CWx)
DERIVATIVE LITIGATION
STIPULATION AND AGREEMENT OF SETTLEMENT
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STIPULATION AND AGREEMENT OF SETTLEMENT

I. INTRODUCTION
     This Stipulation and Agreement of Settlement (the “Stipulation”), dated March 18, 2011, is made and entered into pursuant to Rule 23.1 of the Federal Rules of Civil Procedure. The Stipulation contains the terms of a settlement (the “Settlement”) among: (i) the Settling Defendants (as defined below in ¶ V.A.(19)); (ii) nominal defendant Broadcom Corporation (“Broadcom” or the “Company”); and (iii) the Federal Derivative Plaintiff (as defined below in ¶ V.A.(5)), on behalf of himself and derivatively on behalf of Broadcom, in connection with In re Broadcom Corporation Derivative Litigation, Case No. CV-06-3252-R (CWx) currently pending in this Court (the “Federal Derivative Action”).
     The Stipulation is intended by the Federal Derivative Plaintiff, the Settling Defendants and Broadcom to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶ V.A.(16) upon and subject to the terms and conditions hereof and subject to the approval of this Court.
II. THE DERIVATIVE ACTIONS
     A. The Consolidated Federal Derivative Action
     On and after May 25, 2006, L A Murphy, Yen Shei and Alfred Ronconi filed three derivative actions in the Central District of California: Murphy v. McGregor, et al., Case No. CV-06-3252-R (May 25, 2006); Shei v. McGregor et al., Case No. CV-06-0663-R (July 17, 2006); and Ronconi v. Dull, et al., Case No. CV-06-0771-R (August 18, 2006). On June 23, 2006, an action initially filed in Orange County Superior Court was removed to this Court and was captioned Jin, et al. v. Broadcom, et al., Case No. CV-06-0573-R. By an order dated August 16, 2006, this Court consolidated Murphy and Shei under the caption In re Broadcom Corporation Derivative Litigation, Master File No. CV-06-3252-R (CWx). On August 18, 2006, plaintiffs filed a Consolidated Amended Derivative Complaint. By an order dated October 16, 2006, the Court consolidated Jin and Ronconi with In re Broadcom Corporation Derivative Litigation, Master File CV-06-3252-R (CWx), and
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appointed Richard M. Heimann of Lieff Cabraser Heimann & Bernstein, LLP to serve as lead counsel (“Lead Federal Derivative Plaintiff’s Counsel”). On November 3, 2006, plaintiffs filed their Consolidated Amended Derivative Complaint (the “Amended Complaint”).
     The Amended Complaint names Broadcom as a nominal defendant, and asserts claims against certain of the Individual Defendants (as defined below in ¶ V.A.(7)) for alleged violations of Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934, breaches of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, rescission, constructive fraud, insider trading, violations of California Corporations Code §§ 25402 and 25403, and an accounting and constructive trust.
     B. The State Derivative Actions
     On June 23, 2006, Pirelli Armstrong Tire Corporation Retiree Medical Benefits Trust filed a putative derivative action, purportedly on behalf of Broadcom, against certain of the Individual Defendants in Orange County Superior Court. On July 18, 2006, Andrew Servais filed a substantially-similar putative derivative complaint, again purportedly on behalf of Broadcom, against the same Individual Defendants named in Pirelli. The state court consolidated the two cases on August 11, 2006, and the state court plaintiffs filed a Consolidated Complaint on September 18, 2006, naming all of the Individual Defendants. On January 8, 2007, the state court entered an order staying prosecution of the State Derivative Action (as defined below in ¶ V.A.(21)).
III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
     The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the plaintiff in the Federal Derivative Action. The Settling Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them or any of them arising out of, based upon or
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related to any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Federal Derivative Action. The Settling Defendants also have denied and continue to deny, inter alia: (i) that they violated the federal securities laws, violated state law, or breached their fiduciary duties; (ii) the allegations that Broadcom has suffered damage; (iii) that the price of Broadcom securities was artificially inflated by reason of alleged misrepresentations, nondisclosures or otherwise; (iv) that Broadcom was harmed by any of the conduct alleged in the Federal Derivative Action; and (v) that a majority of the Board of Broadcom was not independent and disinterested during the relevant period.
     Nonetheless, Federal Derivative Plaintiff and Broadcom have concluded that further conduct of the Federal Derivative Action against the Settling Defendants would be protracted, expensive, and distracting to Broadcom and its management, and that entry of the Settlement of the Federal Derivative Action on the terms and conditions set forth in this Stipulation, including dismissal of the Federal Derivative Action with prejudice as to the Settling Defendants, is desirable. The Settling Defendants also have concluded that further conduct of the Federal Derivative Action would be protracted, time-consuming, and distracting for them, and that entry of the Settlement of the Federal Derivative Action on the terms and conditions set forth in this Stipulation is desirable. The Settling Defendants, the Federal Derivative Plaintiff and Broadcom also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Federal Derivative Action. The Settling Defendants, the Federal Derivative Plaintiff and Broadcom have, therefore, determined that it is desirable that the claims asserted in the Federal Derivative Action against the Settling Defendants be settled in the manner and upon the terms and conditions set forth in this Stipulation.
     Neither this Stipulation nor any document or Exhibit referred to herein nor any action taken to carry out this Stipulation is, may be construed as, or may be used as an admission by or against the Settling Defendants or Broadcom, or any of them, of any
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fault, wrongdoing or liability whatsoever. Entering into or carrying out this Stipulation (or the Exhibits hereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or be deemed to be evidence of, an admission or concession with regard to the claims alleged in the Federal Derivative Action or contrary to the denials or defenses of Settling Defendants or Broadcom, and it is the intention of the Settling Parties (as defined below in ¶ V.A.(20)) that the Settlement shall not be offered or admitted into evidence, or used, in any action or proceeding in any court, administrative agency (including the Securities and Exchange Commission or the United States Department of Justice) or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation (and the Exhibits hereto) or the provisions of any related agreement or release, except that this Stipulation may be filed or used in the Federal Derivative Action, the State Derivative Action or any subsequent or related matters as evidence of the Settlement and its terms, to support a defense of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or other theory of claim or issue preclusion, contribution or indemnity bar, or similar defense.
IV.	CLAIMS OF THE FEDERAL DERIVATIVE PLAINTIFF AND BENEFITS OF SETTLEMENT
     The Federal Derivative Plaintiff believes that the claims asserted in the Federal Derivative Action have merit. However, Lead Federal Derivative Plaintiff’s Counsel (as defined below in ¶ V.A.(11)) recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Federal Derivative Action against the Settling Defendants through trial and appeal. Lead Federal Derivative Plaintiff’s Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Federal Derivative Action, as well as the difficulties and delays inherent in such litigation. Lead Federal Derivative Plaintiff’s Counsel also is mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Federal Derivative Action
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against the Settling Defendants. Lead Federal Derivative Plaintiff’s Counsel believes that the Settlement set forth in this Stipulation confers substantial benefits upon, and is in the best interests of, Broadcom, its shareholders, and the Federal Derivative Plaintiff. The Settling Parties further agree that there is no just reason for delay of entry of a final judgment as to the Settling Defendants.
V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Federal Derivative Plaintiff, on behalf of himself and derivatively on behalf of Broadcom, the Settling Defendants, and Broadcom as the nominal defendant, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Released Claims shall be finally and fully compromised, settled and released, and the Federal Derivative Action shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows.
     A. Definitions
     As used in this Stipulation the following terms have the meanings specified below:
     1. “DOJ Actions” means the federal actions captioned, United States v. Nicholas and Ruehle, SA CR 08-139 CJC; United States v. Samueli, SA CR 08-156 CJC; and United States v. Tullos, SA CR 07-274 CJC .
     2. “Class Action” means the federal action captioned In Re Broadcom Corp. Class Action Litigation, No. CV 06-5036 R (CWx) .
     3. “Effective Date” means the first date by which all of the events and conditions specified in ¶ V.E.(1) of the Stipulation have been met and have occurred.
     4. “Federal Derivative Action” means the consolidated federal derivative actions known as In re Broadcom Corporation Derivative Litigation, Master File No. CV-06-3252-R (CWx), pending in this Court.
     5. “Federal Derivative Plaintiff” means Gordon Postlmayr.
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     6. “Final” means: (a) the date of final affirmance on an appeal of the Judgment (as defined below), the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (c) if no appeal is filed, the expiration date of the applicable time for the filing or noticing of any appeal from the Judgment.
     7. “Individual Defendants” means Martin Colombatto, David A. Dull, Myron S. Eichen and/or his estate, George L. Farinsky, Aurelio E. Fernandez, Maureen Grzelakowski, Nancy Handel, Bruce E. Kiddoo, Timothy Lindenfelser, John E. Major, Vahid Manian, Scott A. McGregor, Henry T. Nicholas III, Scott J. Poteracki, Alan E. Ross, William J. Ruehle, Henry Samueli, Robert E. Switz and Werner F. Wolfen.
     8. “Insurance Agreement” means the Settlement Agreement and Mutual Release with the Insurers dated as of August 20, 2009, attached as Exhibit E to the Stipulation and Agreement of Partial Settlement filed with the Court on August 28, 2009 (Dkt. No. 432).
     9. “Insurers” means National Union Fire Insurance Co. of Pittsburgh, PA., Twin City Fire Insurance Company, XL Specialty Insurance Company, Axis Reinsurance Company, Continental Casualty Company, XL Insurance (Bermuda) Ltd., Arch Insurance Company, AIG Excess Liability Insurance International (f/k/a, Starr Excess Liability Insurance International Ltd.), Federal Insurance Company, Allied World Assurance Company, and Great American E & S Insurance Company and their respective parents, subsidiaries and successors.
     10. “Judgment” means the final judgment to be rendered by the Court in the Federal Derivative Action, substantially in the form attached hereto as Exhibit B.
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     11. “Lead Federal Derivative Plaintiff’s Counsel” means Richard M. Heimann, Lieff Cabraser Heimann & Bernstein, LLP, 275 Battery Street, 29th Floor, San Francisco, CA, 94111.
     12. “Nominal Defendant” means Broadcom Corporation, including its Board of Directors and any committee thereof.
     13. “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
     14. “Prior Settling Defendants” means David A. Dull, George L. Farinsky, Aurelio E. Fernandez, Bruce E. Kiddoo, John E. Major, Scott A. McGregor, Scott J. Poteracki, Allan E. Ross, Robert E. Switz and Werner F. Wolfen.
     15. “Related Parties” means any Settling Defendant’s or Nominal Defendant’s past or present directors, officers, employees, partners, agents, attorneys, personal or legal representatives, consultants, experts, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, general or limited partners or partnerships, limited liability companies, spouses, heirs, executors, estates, administrators, related or affiliated entities, any entity in which any Settling Defendant or Nominal Defendant has a controlling interest, any members of any Settling Defendant’s immediate family, any trust of which any Settling Defendant or Nominal Defendant is the settlor or which is for the benefit of any Settling Defendant’s family, and all officers, directors and employees of Broadcom’s current and former subsidiaries. Notwithstanding any of the foregoing, “Related Parties” does not include Nancy Tullos, Ernst & Young LLP, or the Insurers.
     16. “Released Claims” means any and all claims, debts, demands, rights or causes of action or liabilities (including, but not limited to, any claims for negligence,
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gross negligence, recklessness, intentional conduct, fraud, insider trading, damages, interest, and any other costs, expenses or liability), without regard to the subsequent discovery or existence of such different or additional facts, including both known claims and Unknown Claims (as defined below in ¶ V.A.(23)) whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, suspected or unsuspected, whether or not concealed or hidden, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured that (i) have been asserted in either the Federal Derivative Action or the State Derivative Action by any of the plaintiffs in those actions, or any of their attorneys, against any of the Released Persons; (ii) could have been, or in the future could be, asserted by Broadcom or by any Person on behalf of Broadcom against any of the Released Persons arising out of, based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in any of the complaints filed in the Federal Derivative Action or the State Derivative Action; (iii) have been, could have been, or in the future could be, asserted by any of the Released Persons against Broadcom or its Related Parties arising out of, based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in any of the complaints filed in the Federal Derivative Action or the State Derivative Action; or (iv) arise out of, are based upon or relate to Broadcom’s indemnification or advancement of fees or expenses incurred prior to March 1, 2011 by any Settling Defendant, provided that, on or before April 30, 2011, Broadcom has reimbursed to each of the Settling Defendants all outstanding fees and expenses (other than previously agreed-upon deductions) submitted by March 25, 2011 and incurred prior to March 1, 2011. “Released Claims” does not include (i) any claims by any Settling Party arising out of, based upon or related to Broadcom’s indemnification or advancement of fees or expenses incurred after February 28, 2011 by any Settling
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Defendant; (ii) any claims against Ernst & Young LLP; or (iii) any claims against Nancy Tullos.
     17. “Released Persons” means the Settling Defendants, the Nominal Defendant and the Related Parties.
     18. The “SEC Enforcement Actions” means the federal actions captioned SEC v. Nicholas, No. SA CV 08-539 CJC; SEC v. Broadcom Corp., No. SA CV 08-430 JVS (RNBx).
     19. “Settling Defendants” means Henry T. Nicholas, III, William J. Ruehle, and Henry Samueli.
     20. “Settling Parties” means, collectively, each of the Settling Defendants, the Federal Derivative Plaintiff and the Nominal Defendant.
     21. “State Derivative Action” means the consolidated state actions known as In re Broadcom Corp. Derivative Litigation, Lead Case No. 06CC00124, pending in the Superior Court of the State of California, County of Orange, before the Honorable Ronald L. Bauer, together with any other derivative lawsuit filed in state court arising out of, based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in any of the claims in the Federal Derivative Action.
     22. “Stipulation” means this Stipulation and Agreement of Settlement dated March 18, 2011.
     23. “Unknown Claims” means any Released Claims which the Settling Parties and their Related Parties, the Released Persons and their Related Parties, or each of the current Broadcom shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons and the Related Parties which, if known by him, her or it, might have affected his, her or its settlement with, and release of the Released Persons or the Related Parties or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, and although the Settlement provides for a specific release of the
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Settling Defendants, the Settling Parties stipulate and agree that, upon the Court’s entry of the Judgment, the Settling Parties and the Related Parties and each of the current Broadcom shareholders shall be deemed to have, and by operation of the Judgment shall have, waived the provisions, rights and benefits of California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Any of the Settling Parties or the Related Parties shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights and benefits conferred by any law of any jurisdiction, state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. The Settling Parties and the Related Parties may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the Released Claims but the Settling Parties and the Related Parties upon the Court’s entry of the Judgment, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties and the Related Parties shall be deemed by operation of the Judgment to have
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acknowledged that the foregoing waivers were separately bargained for and are key elements of the Settlement of which this release is a part.
     B. Settlement Terms
     Broadcom and the Settling Defendants acknowledge and agree that the Federal Derivative Action filed by the Federal Derivative Plaintiff was a material factor in obtaining the following relief, and Broadcom agrees that the following relief confers a substantial benefit to Broadcom and its shareholders:
          1. Consideration to Broadcom
          a. Nominal Defendant Broadcom will receive payment totaling $26,580,085 from Settling Defendant Nicholas. Payment shall be made into an escrow account for the benefit of Broadcom within ten (10) calendar days of the district court’s granting final approval of this Stipulation and Agreement of Settlement, which payment shall be released to Broadcom within ten (10) calendar days of the Judgment becoming Final.
          b. Settling Defendant Ruehle shall execute a Notice of Dismissal with Prejudice (“Notice of Dismissal”) of the action filed against Broadcom captioned William J. Ruehle v. Broadcom Corporation, Case No. 30-2010-00429904, Orange County Superior Court (the “Ruehle Claim”), and shall place such notice in escrow for the benefit of Broadcom within ten (10) calendar days of the Order granting preliminary approval of this Settlement Agreement. The Complaint in the Ruehle Claim sought damages in excess of $26 million. By obtaining the release and dismissal of the Ruehle Claim, Broadcom will avoid both the incurrence of substantial legal fees and other expenses, and the diversion of executive attention and other internal resources, that would result from continuing to litigate that matter. Settling Defendant Ruehle will cause the Notice of Dismissal to be filed and dismiss the Ruehle Claim with prejudice within ten (10) calendar days of the Judgment becoming Final.
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          c. Settling Defendant Samueli shall place into an escrow account for the benefit of Broadcom, within ten (10) calendar days of the district court’s granting final approval of this Stipulation and Agreement of Settlement, cash and unexercised Broadcom stock options granted to Samueli totaling in value the sum of $26,580,085. The value to Broadcom of Defendant Samueli’s unexercised Broadcom stock options was determined by Broadcom to be $24,265,375.00. The unexercised Broadcom stock options shall be deemed cancelled within ten (10) days of when the district court’s order granting approval of this Stipulation and Agreement of Settlement becomes Final. Defendant Samueli shall also place $2,314,710 in cash in an escrow account for the benefit of Broadcom within ten (10) calendar days of the district court’s granting final approval of this Stipulation and Agreement of Settlement. The cash escrow deposit shall be transferable to the Broadcom Foundation within ten (10) days of finality of the district court’s order granting final approval of this Stipulation and Agreement of Settlement, which shall include the exhaustion of any appeal of that order.
          d. Settling Defendant Samueli acknowledges and agrees that a cash contribution to the Broadcom Foundation in the amount of $2,314,710 is being made pursuant to and as a result of this Stipulation and Agreement of Settlement and exceeds any contribution he would otherwise make to the Foundation.
          e. Nominal Defendant Broadcom acknowledges and agrees that it would have made a contribution to the Broadcom Foundation of at least $2,314,710 regardless of this Stipulation and Agreement of Settlement, and therefore Broadcom will benefit from the full amount of the contribution made by Settling Defendant Samueli pursuant to this Stipulation and Agreement of Settlement.
          2. Contribution Bar and Judgment Reduction
          a. With respect to the federal Securities Exchange Act claims only, in accordance with § 21D(f)(7) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. §§ 78u-4(f)(7), each of the Settling Defendants, by virtue of the
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Judgment, shall be discharged from all claims for contribution brought by any other Person. The Judgment and bar order included in Exhibit B shall constitute the final discharge of all obligations to the Federal Derivative Plaintiff, Broadcom shareholders and Broadcom of the Settling Defendants arising out of, based upon or related to the federal Securities Exchange Act claims in the Federal Derivative Action. The Judgment shall bar all future claims for contribution arising out of, based upon or related to the Released Claims by any Person against the Settling Defendants, and by the Settling Defendants against any Person (other than the Insurers to the extent permited by Section V.F.15 of this agreement).
           b. With respect to any non-federal claims arising out of the facts alleged in the Federal Derivative Action, California Code of Civil Procedure §§ 877 and 877.6(c) shall govern the bar of any claims against the Settling Defendants for contribution or indemnity and shall also govern any offsets relating to such claims by any joint tortfeasor.
C.	Pending Appeals, Preliminary Approval, Notice Order and Settlement Hearing
     1. The Settling Defendants agree to stipulate to an extension of the briefing schedule in the appeals of the partial derivative settlement finally approved on December 14, 2009, pending before the Ninth Circuit, Case Nos. 10-55028, 10-55034, and 10-55055, and agree to dismiss those appeals within ten (10) calendar days of the Judgment becoming Final.
     2. Within 21 calendar days of the execution of this Stipulation by all parties hereto but no later than April 8, 2011, the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the “Notice Order”), substantially in the form of Exhibit A attached hereto, requesting, inter alia, the preliminary approval of the Settlement set forth herein, and approval for the publication of the settlement notices (the “Notice of Proposed Settlement” and the “Summary Notice”), substantially in the forms of Exhibits A-1 and A-2 attached
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hereto, respectively, which shall include the general terms of the Settlement, and the date of the Settlement Hearing as defined below.
     3. The Settling Parties shall request that after the notices are published, the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether an order approving the Settlement as fair, reasonable and adequate and a Judgment should be entered thereon dismissing the Federal Derivative Action with prejudice and releasing all claims as discussed below, and that the Court thereafter approve the Settlement. All costs of notice shall be paid by Broadcom.
     4. Upon the Court’s entry of the Judgment, and subject to ¶ V.E.(2) below, the Federal Derivative Plaintiff and Broadcom, on behalf of themselves and each of their Related Parties, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Settling Defendants and their Related Parties from all Released Claims, and any and all derivative claims (including all Unknown Claims) arising out of, based upon or related to the Released Claims or the Settlement or resolution of the Federal Derivative Action, against all of the Released Persons. Broadcom expressly reserves, retains and does not release any and all claims against Nancy Tullos or Ernst & Young LLP. Claims to enforce the terms of this Stipulation are not released. Notwithstanding any provision in this Stipulation or the Exhibits hereto, Broadcom is not releasing, relinquishing or discharging any claims arising out of, based upon or related to Broadcom’s indemnification or advancement of fees or expenses incurred after February 28, 2011 by any Settling Defendant.
     5. Upon the Court’s entry of the Judgment, and subject to ¶ V.E.(2) below, the Federal Derivative Plaintiff and Broadcom, or anyone acting on Broadcom’s behalf, on behalf of themselves and each of their Related Parties will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims, or any action or other proceeding brought derivatively on behalf of Broadcom against any of the Released Persons arising out of, based upon or related to the Released
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Claims or the Settlement or resolution of the Federal Derivative Action. This paragraph does not bar or enjoin Broadcom’s commencement, institution or prosecution of any claims against Nancy Tullos or Ernst & Young LLP. Claims to enforce the terms of this Stipulation are not barred or enjoined.
     6. Upon the Court’s entry of the Judgment, and subject to ¶ V.E.(2) below, and as more specifically provided for in the Judgment attached hereto as Exhibit B, each of the Settling Defendants and their Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Federal Derivative Plaintiff, Lead Federal Derivative Plaintiff’s Counsel and all counsel for plaintiff in the Federal Derivative Action from all claims (including all Unknown Claims) arising out of, based upon or related to the institution, prosecution, assertion, settlement or resolution of the Federal Derivative Action and/or the Released Claims, except for obligations imposed by this Stipulation in connection with the Settlement of the Federal Derivative Action. This Stipulation does not release or purport to release any claims by the Settling Defendants or their Related Parties against Nancy Tullos, Ernst & Young LLP, or the Insurers.
     7. Upon the Court’s entry of the Judgment, and subject to ¶ V.E.(2) below, each of the Settling Defendants and their Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Broadcom and its Related Parties from all Released Claims including all Unknown Claims and claims arising out of, based upon or related to the institution, prosecution, assertion, settlement or resolution of the Federal Derivative Action. Notwithstanding any provision in this Stipulation or the Exhibits hereto, the Settling Defendants are not releasing, relinquishing or discharging any claims arising out of, based upon or related to Broadcom’s indemnification or advancement of fees or expenses incurred after February 28, 2011 by any Settling Defendant.
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     8. Pending final determination of whether the Settlement should be approved, all proceedings and discovery in the Federal Derivative Action arising out of, based upon or related to the claims against the Settling Defendants, save for proceedings relating to this Stipulation and the Settlement, shall be stayed.
     9. Pending final determination of whether the Settlement should be approved, neither the Federal Derivative Plaintiff nor Broadcom shall commence, maintain or prosecute against the Released Persons, or any of them, any action or proceeding in any court or tribunal asserting any of the Released Claims.
     D. Plaintiff’s Counsel’s Attorneys’ Fees And Expenses
     1. Broadcom agrees to pay $25 million (the “Derivative Fee and Expense Amount”) as attorneys’ fees, expenses and costs of plaintiff’s counsel in connection with this Settlement and their prosecution of the Federal Derivative Action, subject to Court approval and as provided under this ¶ V.D.
     2. Lead Federal Derivative Plaintiff’s Counsel shall move for an award in the amount of $25 million for attorneys’ fees, expenses and costs of plaintiff’s counsel in connection with this Settlement and his prosecution of the Federal Derivative Action.
     3. The Settling Defendants will take no position on Lead Federal Derivative Plaintiff’s Counsel’s application for attorneys’ fees and costs.
     4. The Derivative Fee and Expense Amount shall be paid to Lead Federal Derivative Plaintiff’s Counsel upon this Court’s final approval of this Stipulation (notwithstanding any appeals or potential appeals), as ordered by the Court.
     5. Lead Federal Derivative Plaintiff’s Counsel will allocate the Derivative Fee and Expense Amount among counsel for plaintiff in the Federal Derivative Action in a manner that reflects the contributions of such counsel to the prosecution of the Federal Derivative Action. Lead Federal Derivative Plaintiff’s Counsel shall obtain a signed acknowledgment in the form of Exhibit D attached hereto from each
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plaintiff’s counsel to whom an allocation of the Derivative Fee and Expense Amount and payment is made.
     6. In the event that the Effective Date does not occur, or the Judgment is reversed or modified, or the Stipulation is terminated for any reason, and in the event that the Derivative Fee and Expense Amount has been paid to any extent, then each plaintiffs’ counsel who have received any portion of the Derivative Fee and Expense Amount shall, within ten (10) calendar days from Lead Federal Derivative Plaintiff’s Counsel receiving notice from Broadcom’s counsel or from the Court, refund to Broadcom the amount previously paid to them plus interest thereon at the same rate as earned on the Settlement Fund. Lead Federal Derivative Plaintiff’s Counsel and each plaintiff’s counsel’s law firm, as a condition of receiving payment of any portion of the Derivative Fee and Expense Amount, on behalf of itself and each equity partner and/or shareholder of it, shall sign an acknowledgment in the form of Exhibit D attached hereto, thereby agreeing that the law firm and its equity partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this section, and agreeing without limitation that the Court may, upon application of Broadcom on notice to Lead Federal Derivative Plaintiff’s Counsel and plaintiff’s counsel who have received any portion of the Derivative Fee and Expense Amount, summarily issue orders, including, but not limited to, judgments and attachment orders, and may make appropriate findings of sanctions or for contempt, against them or any of them should such law firm fail timely to repay fees, expenses and interest earned thereon pursuant to the acknowledgment and ¶ V.D.(6) of this Stipulation.
     7. Other than payment of the Derivative Fee and Expense Amount as provided for in ¶ V.D.(1), Broadcom shall have no obligation to pay an amount to any counsel for any plaintiff in the Federal Derivative Action or the State Derivative Action.
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     8. The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, any payment to counsel for any plaintiff in the Federal Derivative Action or the State Derivative Action, including any payment from the Derivative Fee and Expense Amount.
     9. The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, the allocation among counsel for any plaintiff in the Federal Derivative Action or the State Derivative Action, and/or any other Person who may assert some claim thereto, of any portion of the Derivative Fee and Expense Amount. Any dispute among plaintiffs’ counsel in the Federal Derivative Action or the State Derivative Actions concerning the allocation of the Derivative Fee and Expense Amount shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement set forth herein.
     10. This court shall have and retain exclusive and continuing jurisdiction with respect to any claim by or on behalf of any non-party shareholders for attorneys’ fees or costs in connection with the prosecution of any cause of action related to the Released Claims.
     11. Lead Federal Derivative Plaintiff’s Counsel may request court approval of an incentive award to the Federal Derivative Plaintiff not to exceed the aggregate amount of $10,000. Settling Defendants and Broadcom take no position on this request.
E.	Conditions Of Settlement, Effect Of Disapproval, Cancellation Or Termination
     1. This Stipulation, the Settlement and the Effective Date shall be conditioned on the occurrence of all of the following events:
          a. the payments made by the Settling Defendants have been disbursed as required and in accordance with ¶ V.B.(1) and the escrow agreements;
          b. the Ruehle Claim has been dismissed with prejudice;
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          c. the Court has entered the Notice Order, as required by ¶ V.C.(2) and the same has been complied with;
          d. the Court has entered the Judgment substantially in the form of Exhibit B attached hereto;
          e. the Derivative Fee and Expense Amount has been paid in accordance with ¶ V.D.; and
          f. the Judgment and good faith settlement order have become Final.
     2. A condition of this Stipulation is that the Stipulation and Settlement shall be approved by the Court under applicable provisions of federal law. However, if: (a) the Court enters a judgment, but not the Judgment substantially in the form of Exhibit B; or (b) the Court enters the Judgment and appellate review is sought and on such review the Judgment is either materially modified or reversed; or (c) any of the conditions of ¶¶ V.E.(1)(a)-(f) are not met or satisfied, this Stipulation, including but not limited to the releases provided in ¶¶ V.C.(4)-(7) above, shall be canceled and terminated unless Lead Federal Derivative Plaintiff’s Counsel and Broadcom (together with counsel for any Settling Defendant who is materially and adversely affected by any change or failure with respect to ¶¶ V.E.(1)(a)-(d)), within ten (10) business days from the receipt of such ruling or written notice of such circumstances, agree in writing to proceed with this Stipulation and Settlement.
     3. In the event that the Stipulation or Settlement is not approved by the Court or the Settlement set forth in the Stipulation is terminated for any reason, (a) the Derivative Fee and Expense Amount shall be paid to Broadcom in accordance with ¶ V.D.(6) above; and (b) the Settling Parties and the Released Persons shall be restored to their respective positions in the Federal Derivative Action as of March 17, 2011 (including the return of consideration to the Settling Defendants pursuant to the Escrow Agreement), and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties or the Released Persons, shall not be deemed or construed to be an admission
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by any Settling Party or Released Person of any act, matter or proposition and shall not be used in any manner or for any purpose in any subsequent proceeding in the Federal Derivative Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ V.A.(1)-(23), V.D.(5), V.E.(2)-(3) and V.F.(1)-(5) herein, shall have no further force and effect with respect to the Settling Parties or the Released Persons and shall not be used in the Federal Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of any attorneys’ fees, costs, expenses and interest awarded by the Court to the Lead Federal Derivative Plaintiff’s Counsel shall constitute grounds for cancellation or termination of the Stipulation.
     F. Miscellaneous Provisions
     1. The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
     2. Except as expressly set forth in this Stipulation and the Exhibits hereto, the Settling Parties intend this Settlement to be a final and complete resolution of all disputes between the Federal Derivative Plaintiff and Broadcom, on the one hand, and the Released Persons, on the other hand, arising out of, based upon or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim or defense. While the Settling Defendants deny that the claims advanced in the Federal Derivative Action are meritorious, the Judgment will state that the Federal Derivative Action was filed, prosecuted and defended in good faith and in accordance
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with the Federal Rules of Civil Procedure as well as applicable California law, including Rule 11 of the Federal Rules of Civil Procedure, and is being settled voluntarily after consultation with competent legal counsel.
     3. Neither the Stipulation nor the Settlement, including any Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claims, or of any wrongdoing or liability of the Released Persons or Broadcom; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons or Broadcom in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. The Released Persons may file or use the Stipulation and/or the Judgment in the Federal Derivative Action, the State Derivative Action or related or subsequent matters as evidence of the Settlement and its terms, or in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     4. All agreements made and orders entered during the course of the Federal Derivative Action relating to the confidentiality of information shall survive this Stipulation.
     5. All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
     6. This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
     7. This Stipulation and the Exhibits attached hereto, constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any party concerning the Stipulation, its Exhibits,
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other than the representations, warranties and covenants contained and memorialized in such documents.
     8. Except as otherwise provided herein, all parties shall bear their own costs.
     9. Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.
     10. Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.
     11. The Stipulation may be executed in one or more counterparts. All executed counterparts including facsimile counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court by the Lead Federal Derivative Plaintiff’s Counsel.
     12. This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy and legal representatives.
     13. Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain exclusive and continuing jurisdiction with respect to the implementation and enforcement of the terms of the Stipulation and Judgment. Broadcom, the Settling Defendants, Federal Derivative Plaintiffs, and all Broadcom shareholders and their counsel shall submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment.
     14. This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of
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California, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of California without giving effect to that State’s choice of law principles.
     15. Settling Defendants agree and covenant not to make any claims that would obligate Broadcom to indemnify or to hold harmless any of the Insurers pursuant to the terms of Paragraph 4 of the Insurance Agreement. While Settling Defendants maintain that the Insurance Agreement is invalid and void, Settling Defendants agree and covenant not to make any claims seeking to invalidate or void the Insurance Agreement or any provision therein.
     16. Lead Counsel and the Settling Defendants agree to archive or place in near line storage all documents and data hosted by third-party vendors who are charging fees of any kind for such hosting within ten (10) calendar days from the execution of this Stipulation by all of the Settling Parties.
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     IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated March 18, 2011.

Respectfully submitted,
Dated: March 18, 2011	LIEFF CABRASER HEIMANN & BERNSTEIN, LLP
	By:	/s/ Richard M. Heimann
Richard M. Heimann

Richard M. Heimann Joy A. Kruse Nancy Chung 275 Battery Street, 29th Floor San Francisco, CA 94111-3339 Telephone: (415) 956-1000 Facsimile: (415) 956-1008 Lead Federal Derivative Plaintiff’s Counsel

Dated: March 18, 2011	IRELL & MANELLA LLP
	By:	/s/ Glenn K. Vanzura
Glenn K. Vanzura

Layn R. Phillips
David Siegel
Daniel P. Lefler
Glenn K. Vanzura
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
Telephone: (310) 277-1010
Facsimile: (310) 203-7199

Counsel for Nominal Defendant Broadcom Corporation

Dated: March 18, 2011	WILLIAMS & CONNOLLY LLP
	By:	/s/ Lance A. Wade
Lance A. Wade

Kevin M. Downey Lance A. Wade 725 Twelfth Street NW Washington, D.C. 20005-5901 Telephone: (202) 434-5000 Facsimile: (202) 434-5029 Counsel for Defendant Henry T. Nicholas, III

Dated: March 18, 2011	McDERMOTT WILL & EMERY LLP
	By:	/s/ Gordon A. Greenberg
Gordon A. Greenberg

Gordon A. Greenberg Jon Dean Charles Weir 2049 Century Park East, Suite 3800 Los Angeles, CA 90067-3218 Telephone: (310) 277-4110 Facsimile: (310) 377-4730 Counsel for Defendant Henry Samueli

Dated: March 18, 2011	SKADDEN, ARPS, SLATE, MEAGHER & FLQM LLP
	By:	/s/ Richard Marmaro
Richard Marmaro

Richard Marmaro Jack P. Dicanio Matthew E. Sloan 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 Telephone: (213) 687-5000 Facsimile: (213) 687-5600 Counsel for Defendant William J. Ruehle